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                                                                    Exhibit 21.1
                                                                    ------------


                        Subsidiaries of the Registrant
                        ------------------------------

        Subsidiary                      State or other jurisdiction of
        ----------                      ------------------------------
                                        incorporation or organization
                                        -----------------------------

Aprisma Management Technologies of               Canada
Canada / Technologies de gestion
Aprisma du Canada limitee

Aprisma Management Technologies             England and Wales
Limited

Aprisma Management Technologies Pty             Australia